   As filed with the Securities and Exchange Commission on September 30, 1997

                                                     Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                           -------------------------

                        CHOICE HOTELS FRANCHISING, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                             52-1209792
(State or other jurisdiction                                      (IRS Employer
of incorporation or organization)                        Identification Number)

10750 Columbia Pike                                                       20901
Silver Spring, MD                                                     (Zip Code)
(Address of Principal Executive Offices)

         CHOICE HOTELS FRANCHISING, INC. 1997 LONG-TERM INCENTIVE PLAN

            CHOICE HOTELS FRANCHISING EMPLOYEE STOCK PURCHASE PLAN

                              Michael J. DeSantis
             Senior Vice President, General Counsel and Secretary
                              10750 Columbia Pike
                        Silver Spring, Maryland  20901
                    (Name and address of agent for service)
                                (301) 979-5000
         (Telephone number, including area code, of agent for service)

                           -------------------------

                                    Copy to:
                               Bruce E. Rosenblum
                                Latham & Watkins
                   1001 Pennsylvania Avenue, N.W. Suite 1300
                          Washington, D.C.  20004-2505

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
        Title of Each                                   Proposed Maximum        Proposed Maximum      Amount of
    Class of Securities               Amount to be       Offering Price        Aggregate Offering     Registration
     to be Registered                 Registered            Per Share                Price                Fee
Common Stock, par  value
$.01 per share                       7,600,000 shares       $ .70(1)                $5,320,000           $1,612(1)
=================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act of 1933, the Proposed Maximum Offering Price Per Share is based upon (i) the book value of $.70 per share of 7,100,000 shares of Common Stock to be issued under the Choice Hotels Franchising, Inc. 1997 Long-Term Incentive Plan (the "1997 Plan"); and
     (ii) the book value of $.70 per share of 500,000 shares of Common Stock to be issued under the Choice Hotels Franchising, Inc. Employee Stock Purchase Plan.

                                    PART I

Item 1.  Plan Information.

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Choice Hotels Franchising, Inc., a Delaware Corporation, (the "Company") are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         1. The Company's Registration Statement on Form 10 (the "Form 10") filed on September 18, 1997.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to authority conferred by Delaware General Corporation Law
Section 102, the Franchising Certificate provides that no director of Franchising shall be liable to Franchising or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to Franchising or the stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends, unlawful stock redemptions or repurchases and for any transaction from which the director derived an improper personal benefit. This provision is intended to eliminate the risk that a director might incur personal liability to Franchising or its stockholders for breach of the duty of care. The Franchising Certificate also provides that if Delaware law is amended to further limit the liability of directors, then the liability of a director of the Company shall be further limited to the fullest extent permitted by Delaware law as so amended.

         Delaware General Corporation Law Section 145 contains provisions permitting and, in some situations, requiring Delaware corporations, such as Franchising, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Restated Certificate contains provisions requiring indemnification by Franchising of its directors and officers to the fullest extent permitted by law. Among other things, the Franchising Certificate provides indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:


         Exhibit No.         Description of Exhibit
         -----------         ----------------------
            4.01             Form of Restated Certificate of Incorporation of
                             Choice Hotels Franchising, Inc. (incorporated by
                             reference to Annex A of Exhibit 99.02 to the Form
                             10)

            4.02             Form of Amended and Restated Bylaws of Choice
                             Hotels Franchising, Inc. (incorporated by reference to Annex B to Exhibit 99.02 to the Form 10)

            4.03 Form of Common Stock certificate (incorporated by reference to Exhibit 4.01 to the Company's
                             Registration Statement on Form 10)

            4.04             Choice Hotels Franchising, Inc. 1997 Long-Term
                             Incentive Plan (incorporated by reference to Annex
                             C-I to Exhibit 99.02 to the Form 10)

            4.05             Choice Hotels Franchising Employee Stock Purchase
                             Plan (incorporated by reference to Annex C-II to Exhibit 99.02 to the Form 10)

           *5.01             Opinion of Michael J. DeSantis

          *23.01 Consent of Michael J. DeSantis (included as part of the opinion attached as Exhibit 5.01 hereto)

          *23.02             Consent of Arthur Andersen LLP

          *25.01             Power of Attorney (included on page 5 hereto)

--------------------
*        Filed herewith.

         The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

Item 9.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
              --------  -------
              apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---- ----
              thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                  ---- ----

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Silver Spring, Maryland, on September 29, 1997.

                                   CHOICE HOTELS FRANCHISING, INC.

                                   By:       /s/ William R. Floyd
                                      -----------------------------------------
                                             William R. Floyd
                                           Chief Executive Officer and Director

                              POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William
R. Floyd and Michael J. DeSantis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signatures                  Title                                            Date
     ----------                  -----                                            ----
  /s/ William R. Floyd           Chief Executive Officer and Director       September 30, 1997
---------------------------
      William R. Floyd

 /s/ James A. MacCutcheon        Executive Vice President, Chief            September 30, 1997
---------------------------      Financial Officer and Director
     James A. MacCutcheon

/s/ Joseph M. Squeri             Vice President, Finance and Controller     September 30, 1997
---------------------------
    Joseph M. Squeri

/s/ Donald J. Landry             Director                                   September 30, 1997
---------------------------
    Donald J. Landry
